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                                                                   Exhibit 10.18

                                      LEASE

THIS LEASE made as of the 23 day of October, 1998 by and between TechPark Limited Partnership, an Ohio limited partnership, having a principal office c/o Chelm Properties, 31000 Aurora Road, Solon, Ohio 44139 (the "Landlord") and Dynacs Engineering Company, Inc, a Florida corporation, having a principal office at 35111 US Highway 19 North, Suite 300, Palm Harbor, Florida 34684 (the "Tenant").

                                   WITNESSETH:

                                    ARTICLE I
                                    PREMISES

      1.1 Premises. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease and take from Landlord, a portion of the building (the "Building") located at 2001 Aerospace Parkway in the City of Brook Park, County of Cuyahoga, and State of Ohio, located on the real property (the "Land") more particularly described in Exhibit "A" attached hereto and made a part hereof. The Land and the Building are hereinafter sometimes jointly referred to as the "Property". The portion of the Building being leased by Tenant hereunder contains approximately Fifty-nine Thousand Seven Hundred Eighty-four (59,784) square feet of gross floor area (the "Premises"), as more particularly depicted on the site plan attached hereto as Exhibit "B" and made a part hereof. In addition, Landlord shall lease to Tenant the balance of the Building consisting of approximately Twenty-nine Thousand Eight Hundred Ninety-two (29,892) square feet (the "Temporary Space") as more particularly depicted on the plan attached hereto as Exhibit "B-1" and made a part hereof.

      1.2 Common Areas. Tenant, its employees, customers, licensees and invitees, shall have a non-exclusive license and right to use, in common with Landlord and all tenants of the Building and their respective employees, customers, licensees and invitees, all parking areas, access roads, truck ways, driveways, loading docks and areas, sidewalks, ramps, landscaped areas, hallways, stairways and other areas, facilities and improvements which may be provided by Landlord for the general use in common of tenants of the Building and their employees, customers, licensees and invitees (collectively, the "Common Areas").

                                   ARTICLE II
                                      TERM

      2.1 Term. The term of this Lease shall be for a period of five (5) years commencing on the Commencement Date (as hereinafter defined) and ending on the last day of the fifth (5th) Lease Year (as hereinafter defined) thereafter for the Premises, and for a six (6) month period ending February 28, 1999 for the Temporary Space.
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Thousand Two Hundred Fifty Seven dollars ($67,257.00) on the first day of each and every calendar month during year Two (2) of the Lease;

      3.1.4 the sum of Eight Hundred Thirty Six Thousand Nine Hundred Seventy Six and 00/100 dollars ($836,976.00), payable in fixed monthly installments of Sixty Nine Thousand Seven Hundred Forty Eight and 99/100 dollars ($69,748.00) on the first day of each and every calendar month during each of years Three (3), Four (4) and Five (5).

      3.2 Additional Charges - Tenant's Proportionate Share. During the term of this Lease, Tenant shall pay, as additional rent, Tenant's Proportionate Share (as hereinafter defined) of all (i) Taxes (as defined in Section 4.2 hereof) and
(ii) Operating Expenses (as defined in Section 6.5 hereof). Each month during the term of the Lease, Tenant shall pay an amount equal to 1/12 of the estimated amount of Tenant's Proportionate Share of annual Taxes and Operating Expenses. Such payments shall be considered as additional rent and shall be due each month along with base rent. At the end of each year during the term of this Lease, Landlord shall calculate the actual amount of such Taxes and Operating Expenses. If Tenant's Proportionate Share of annual Taxes and Operating Expenses is greater than the amount paid to Landlord by Tenant in a given Lease Year, Landlord will invoice Tenant for the difference and payment will be due within thirty (30) days of receipt by tenant of Landlord's invoice. If Tenant's Proportionate Share of annual Taxes and Operating Expenses is lower than the estimated amounts paid to Landlord by Tenant in a given Lease Year, Landlord will issue a credit for such amount paid in excess.

      For purposes hereof, "Tenant's Proportionate Share" shall mean the total amount of Taxes and/or Operating Expenses, as the case may be, multiplied by a fraction, the numerator of which shall be the gross leasable area of the Premises and the denominator of which shall be the gross leasable area of the Building. Tenant's initial Proportionate Share shall be one hundred percent (100%). At the first day of March, 1999 (when Tenant has relinquished the Temporary Space), Tenant's Proportionate Share shall decrease to sixty-six and seven tenths percent (66.7%).

      3.3 Net Lease. This Lease shall be deemed and construed to be a "Net Lease," and Tenant shall pay to Landlord, absolutely net throughout the term of this Lease, the Fixed Rent, and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder except as herein otherwise expressly set forth.

      3.4 Place of Payment. All payments of Fixed Rent, and other payments required to be made to Landlord, shall be in lawful money of the United States of America and shall be paid to Landlord at its principal place of business stated on Page 1 of this Lease, or to such other person and/or at such other place as Landlord may designate from time to time in


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Proportionate Share of such Taxes to Landlord as provided in Section 3.2 hereof.

      4.2.2 For purposes of this Lease, the term "Taxes" shall include (i) all real estate taxes, general or special assessments, water and sewer rents and other governmental impositions imposed upon or against the Property, of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the term of this Lease be levied, assessed or imposed upon or against the Property; (ii) any tax and/or assessment of any kind or nature upon or measured by or with respect to the rentals payable by Tenant hereunder, either by way of substitution for or in addition to all or any part of the real estate taxes and assessments levied or assessed against the Property; and (iii) any costs, expenses and attorneys' fees incurred by Landlord in connection with the negotiation of a reduction in the assessed value of the Land and/or Building or any protest or contest of the Taxes described in clauses (i) or (ii) above.

      4.2.3 Provided Landlord does not elect to do so, Tenant may, after written notice to Landlord, contest the validity or amount of any Taxes by appropriate legal proceedings; provided, however, that (i) Tenant shall pay Tenant's Proportionate Share of such Taxes when due unless such legal proceedings shall operate to suspend the collection of Taxes; (ii) Tenant shall provide such security as Landlord may reasonably request; (iii) Tenant shall pay all interest, penalties and expenses in connection therewith; (iv) there shall be no risk that any portion of the Property shall be subject to forfeiture or foreclosure as a result thereof; (v) Tenant shall not be in default under any of the terms or provisions of this Lease during the pendency of such contest; and
(vi) Landlord does not object to Tenant doing so within ten (10) days following receipt of Tenant's notice of its intention to contest Taxes. Landlord agrees that it will not object unless Landlord, in its reasonable discretion, determines that such contest may reasonably result in an increase in Taxes.

                                    ARTICLE V
                              CONDITION OF PREMISES

      5.1 Plans and Specifications. Tenant accepts the Premises and the Temporary Space in "as-is" condition. Landlord shall be responsible for structural defects and repairs including repair of the existing water leaks (particularly in the basement, Exhibit "B," Page 1 of 2).

                                   ARTICLE VI
                             REPAIRS AND MAINTENANCE

      6.1 Landlord's Repairs and Maintenance. Subject to Tenant's obligation to reimburse Landlord for Tenant's Proportionate Share of Operating Expenses as provided in Section 6.5 hereof, Landlord shall keep the foundation, outer walls, roof and structural portions of the Building in good repair (except that Landlord shall not be obligated to make any repairs to


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any portion of the Property by reason of work, labor, services or materials performed or furnished to Tenant in connection with Tenant's Work or any alterations, additions, or improvements to the Premises by Tenant hereunder. If any such mechanics' lien shall at any time be filed against the Property, Tenant shall have the right to contest any and all such liens; provided, however, that Tenant shall cause the same to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise within thirty (30) days written notice by Landlord. If Tenant shall fail to cause such lien to be discharged within such thirty (30) day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and/or all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Landlord in procuring the discharge of such lien, together with interest thereon at the Default Rate from the date paid until repaid by Tenant to Landlord, shall be deemed to be additional rent for the Premises and shall be due and payable by Tenant to Landlord on the first day of the next following month.

       6.5 Operating Expenses. Throughout the term of this Lease, Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of all Operating Expenses incurred by Landlord in the operation of the Property. Tenant shall pay Tenant's Proportionate Share of such Operating Expenses as provided in
Section 3.2 hereof. Operating Expenses shall include, but not be limited to: costs of management, not to exceed Five percent (5%) based on Ninety Thousand (90,000) square feet at Thirteen and 50/100 dollars ($13.50) per square foot or Sixty Thousand Seven Hundred Fifty and 00/100 dollars ($60,750.00) per year; cleaning; trash removal; lighting; costs of repairing, maintaining and replacing all Common Area improvements; repair and maintenance of the Building and all related improvements on the Property, including, without limitation, structural and roof repair, gutters, down spouts, snow removal, parking lot striping, painting, pointing of exterior walls and landscaping; providing security; providing public liability, property damage, fire and extended coverage and such other insurance as Landlord deems appropriate on the Building and Property; total compensation and benefits (including premiums for Workers' Compensation and other insurance) paid to or on behalf of employees; personal property taxes; supplies; fire protection and fire hydrant charges; water and sewer charges; utility charges; licenses and permit fees; reasonable depreciation of equipment used in operating and maintaining the Property and rent paid for leasing such equipment; and reasonable reserves for any or all of the foregoing, together with an administrative fee equal to fifteen percent (15%) of the total of the foregoing. Any capital improvement costs included in Operating Expenses which Landlord is required to amortize pursuant to the Internal Revenue Service Code shall be amortized over the useful life of such item and Tenant shall pay Tenant's Proportionate Share of the amortized cost charged during the term of this Lease. Operating Expenses shall not include debt service, Building depreciation, leasing commissions paid by Landlord or the cost of creating new space for new tenants within the Property; or repairs or replacements to the extent proceeds of insurance or condemnation awards are available therefor.


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reasonable wear and tear.

            (b) Tenant shall permit Landlord and its agents on reasonable notice and at reasonable times to examine the Premises and to show the Premises to prospective purchasers, mortgagees and/or tenants.

            (c) Tenant shall use and occupy the Premises in a careful, safe and proper manner and shall keep the Premises in a clean, safe and healthy condition in accordance with all Legal Requirements, and Tenant shall not permit the Premises to be used for any unlawful purpose, commit any waste thereof or commit any nuisance.

                                    ARTICLE X
                            ASSIGNMENT AND SUBLETTING

      10.1 Assignment and Subletting. Tenant shall not assign, transfer, mortgage, or encumber this Lease in whole or in part, nor sublet all or any part of the Premises, nor suffer or permit the occupation of all or any part thereof by any other party, without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion. Tenant shall have the right to assign all or part of this Lease to a succeeding NASA contractor, with Landlord's prior written consent, which consent shall not be unreasonably withheld. Any assignment, transfer, sale or other transfer, whether by operation of law or otherwise, voluntary or involuntary, of a controlling interest in Tenant shall be deemed to be an assignment of this Lease within the meaning of this Section 10.1. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

      10.2 Default by Tenant After Sublease. If the Premises or any part thereof be subleased or occupied by any person other than Tenant, then in the event of Tenant's default, Landlord may, and is hereby empowered at any time from and after the date Landlord shall be entitled to terminate the Lease, re-enter the Premises or dispossess Tenant under the provisions of Article XV below, to collect rent from such tenants, subtenants and occupants so long as such default or any other default shall continue, and to apply the same to the curing of any default hereunder in any order of priority Landlord may elect, and any unexpended balance shall be applied by Landlord against any rental obligations subsequently becoming due.

      10.3 Assignee Becomes Liable. Each and every assignee, whether as assignee or as successor-in-interest of any assignee of Tenant, including any purchaser of this Lease under a foreclosure of any mortgage, shall immediately be, become and remain liable for the payment of the Fixed Rent and other charges payable under this Lease, and for the due performance of every obligation on Tenant's part to be performed throughout the term of this Lease, and each and every provision of this Lease applicable to Tenant shall also apply to and bind every such assignee and purchaser with the same force and effect as though such


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of Tenant's servants, employees, agents, or to any person or persons in or about the Premises; and Tenant agrees that it will not hold Landlord in any way responsible or liable therefor and will further indemnify and hold Landlord harmless from and against any and all claims, liability, penalties, damages, expenses (including reasonable attorneys' fees) and judgments arising from injury to persons or property of any nature and also for any matter or thing growing out of the occupation of the Premises.

      12.2 Tenant's Insurance. During the term of this Lease:

      12.2.1 Tenant shall maintain comprehensive public liability insurance, including insurance against the assumed or contractual liability of Tenant hereunder, to afford protection to the limit for each occurrence of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury or death and Five Hundred Thousand Dollars ($500,000.00) for damage to Property.

      12.2.2 Tenant shall maintain insurance against fire and such other risks as are, from time to time, included in standard "all risk" extended coverage endorsements, including Tenant's trade fixtures and other improvements, stock in trade, furniture, furnishings, special equipment, floor and wall coverings and all other items of personal property of Tenant located on or within the Premises (collectively, "Tenant's Personal Property"). Such insurance shall be in an amount equal to not less than one hundred percent (100%) of the full replacement cost thereof, without depreciation, and shall include a so-called "agreed amount" endorsement.

      12.2.3 Tenant shall also maintain such other insurance as Landlord (or Landlord's mortgagee) may reasonably require from time to time in connection with Tenant's use and occupancy of the Premises. Such additional insurance shall be carried in such amounts and with such insurance companies as may be reasonably acceptable to Landlord (and Landlord's mortgagee).

      12.2.4 The policies carried by Tenant hereunder shall name Landlord (and Landlord's mortgagee) as an additional insured, and such policies shall provide that no cancellation, reduction or other material changes therein shall be effective until at least thirty (30) days after mailing of written notice thereof to Landlord (and Landlord's mortgagee). Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant not later than the Commencement Date, and prior to the expiration or termination of any such policies.

      12.3 Waiver of Subrogation. Each insurance policy carried by Landlord or Tenant and insuring all or any part of the Property or Tenant's Personal Property shall be written in a manner to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant, as the case may be, including any claim for negligence, in connection with any loss or damage to the Property, Tenant's Personal Property or business, caused by any of the perils covered by fire and extended coverage


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Landlord shall restore the Premises to their former condition within the time specified in such notice.

      13.1.3 In the event that Tenant is deprived of the use of the entire Premises as a result of destruction or injury and this Lease is not terminated, then the term of this Lease shall be deemed suspended during the time that Tenant is actually deprived of the use of the Premises (the "Suspension Period"), and the term of this Lease shall be extended by a number of days equal to the Suspension Period. In such event, the parties shall enter into an appropriate amendment to this Lease setting forth the new date that this Lease will terminate by effluxion.

      13.2 Damage at End of Term. If the Premises and/or the Building are destroyed or damaged during the last two (2) years of the Term of this Lease to the extent of fifty percent (50%) or more of the then value of the Premises and/or the Building, then Landlord shall have the right to cancel and terminate this Lease as of the date of such damage or destruction by giving notice thereof within thirty (30) days after the date of said damage or destruction.

                                   ARTICLE XIV
                                  CONDEMNATION

      14.1 Total Taking. If the whole of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease shall terminate as of the date of such taking.

      14.2 Partial Taking. Landlord may, at its election, terminate this Lease upon the occurrence of any condemnation, or conveyance in lieu of condemnation, which affects twenty-five percent (25%) or more of the floor area of the Premises and/or fifty percent (50%) or more of the floor area of the Building. Upon the occurrence of such event, Landlord shall give Tenant notice of such election within thirty (30) days after receipt of notice of such pending condemnation. If Landlord fails to give Tenant such written notice within such thirty (30) day period, Landlord shall be conclusively deemed to have elected not to terminate this Lease. Notwithstanding any termination of this Lease hereunder, Tenant, at its election, may continue to occupy the Premises, subject to the terms and provisions of this Lease, for the period between the date of such taking and the date when possession of the Premises shall be taken by the appropriate authority.

      14.3 Restoration. If, upon any condemnation of the Premises and/or the Building this Lease is not terminated as set forth in this Article XIV, Landlord shall restore the Premises to an architectural unit as nearly like its condition prior to such taking as shall be practicable, and if during and/or after such restoration, Tenant is deprived of the use of all or any part of the Premises, Fixed Rent shall be abated in accordance with the time during which and the extent to which Tenant is deprived of the use of the Premises.


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upon such terms as Landlord in Landlord's sole discretion may determine.
Landlord may make repairs, alterations and additions in and to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and Tenant, upon demand in writing, shall pay the reasonable cost thereof together with Landlord's expenses of re-letting, including any commissions and attorneys' fees relative thereto. If the rents collected by Landlord upon any such re-letting are not sufficient to pay monthly the full amount of the monthly rent and other charges reserved herein, together with the reasonable costs of such repairs, alterations, additions, redecorating, and expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand in writing.

      15.3 Damages. Tenant agrees to be liable for and to pay to Landlord (i) all rent and other charges and sums due under this Lease at the time of termination of this Lease or upon the termination of Tenant's right of possession, as the case may be, and (ii) damages equal to the amount of the rent and all other charges and sums due under this Lease for the entire term, which damages shall be payable at such time as this Lease or Tenant's right to possession is terminated. Such liability shall survive the termination of this Lease, the reentry into the Premises by Landlord, and the commencement of the action to secure possession of the Premises. All amounts not paid to Landlord when due shall bear interest at the Default Rate.

      15.4 Landlord's Right to Remove Chattels. Any and all property which may be removed from the Premises by Landlord in accordance with the terms of this Lease may be handled, removed, stored or otherwise disposed of by Landlord at the risk and expense of Tenant, and Landlord in no event shall be responsible for the preservation or safekeeping thereof. Tenant shall pay to Landlord upon demand in writing, any and all reasonable expenses incurred in connection with such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. If any property shall remain in the Premises or in the possession of Landlord and shall not be retaken by Tenant within a period of ten (10) days from and after the time when the Premises are either abandoned by Tenant or repossessed by Landlord under the terms of this Lease, said property shall conclusively be deemed to have been forever abandoned by Tenant.

      15.5 Condition of Premises. If this Lease be terminated for any reason whatsoever or if Landlord should re-enter the Premises as a result of any breach of Tenant hereunder without terminating the Lease, Tenant covenants, any other covenant herein to the contrary notwithstanding (except where this Lease is terminated following eminent domain proceedings), that (a) the Premises shall then be in the condition required by all applicable provisions of this Lease, and (b) Tenant shall perform any covenant contained in this Lease for the making of any repair, improvement, alteration or betterment to the Premises or for restoring or rebuilding any part thereof. For the breach of either of the foregoing obligations Landlord shall be entitled to recover and Tenant shall pay forthwith, without notice or other


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Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the
Premises, and/or any claim of injury or damage arising out of the Premises.

                                   ARTICLE XVI
                                LANDLORD'S RIGHTS

      16.1 Landlord's Right to Perform. If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default within any applicable cure period set forth herein, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to immediately reimburse Landlord therefor and save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant, if any emergency situation exists, or after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Premises or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant fails to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount (and all accrued interest thereon) shall be added to and become due as a part of the next payment of rent due hereunder, together with interest thereon at the Default Rate.

      16.2 Remedies Cumulative. Landlord may restrain any breach or threatened breach of any covenant, agreement, term, provision or condition herein contained, but the mention herein of any particular remedy shall not preclude Landlord from any other remedy it might have, either in law or in equity. The failure of Landlord to insist upon the strict performance of any one of the covenants, agreements, terms, provisions or conditions of this Lease or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, right, remedy or election, but the same shall continue and remain in full force and effect. Any right or remedy that Landlord may have at law, in equity or otherwise upon breach of any covenant, agreement, term, provision or condition in this Lease contained upon the part of Tenant to be performed, shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

                                  ARTICLE XVII
                                  SUBORDINATION

      17.1 Waiver of Priority.

            (a) Landlord reserves the right to demand from Tenant and Tenant agrees to execute and deliver to Landlord a written subordination and waiver of priority of Tenant's


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limited to commencement of foreclosure proceedings, if necessary to effect such cure). This Lease shall not be terminated by Tenant while such remedies and cures are being so pursued.

                                  ARTICLE XVIII
                                      SIGNS

      Tenant shall not erect or install any ground, building, or roof signs except as permitted by Landlord. All signs installed by Tenant shall comply with all requirements of appropriate governmental authority, and all necessary permits or licenses shall be obtained by Tenant. Tenant shall have the right, subject to Landlord review of Tenant's design, to place their name on the existing monument sign. Tenant shall maintain all signs in good condition and repair at all times, and shall save Landlord harmless from injury to person or property, arising from the erection, installation, and maintenance of said signs. Upon vacating the Premises, Tenant shall remove all signs and repair all damage caused by such removal.

                                   ARTICLE XIX
                                  ENVIRONMENTAL

      19.1 Investigation. Tenant acknowledges that Landlord has granted to Tenant the right, prior to the execution of this Lease, to conduct such other environmental investigations, tests and studies as Tenant may select, it being agreed and understood that Tenant accepts liability for all environmental issues which occur during their occupancy of the Premises.

      19.2 Tenant's Indemnification. Tenant will indemnify and hold Landlord harmless from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) of whatever kind and nature resulting from any accident, occurrence or condition caused by the release by Tenant, its agents, employees, contractors, assignees, sub-lessees, licensees or invitees of any hazardous or toxic substance or waste in, on, under, about or affecting the Premises, the Building or the Land which results in any injury or death to any person or damage to any property or which requires the removal or treatment of such hazardous or toxic substance or waste or other remedial action or fine under the terms of any properly constituted law, regulation, rule or directive of any federal, state or local governmental authority.

      19.3 Landlord's Indemnification. Landlord will indemnify and hold Tenant harmless from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) of whatever kind and nature resulting from any accident, occurrence or condition caused by the release by Landlord, its agents, employees, contractors and assignees of any hazardous or toxic substance or waste in, on, under, about or affecting the Premises, Building or Land which results in any injury or death to any person or damage to any property or which requires the removal or treatment of such hazardous or toxic substance or


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      21.2 Waivers. Failure of Landlord to complain of any act or omission on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by Tenant shall require the consent or approval of Landlord, Landlord's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

      21.3 Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed, or on the date noted that the addressee has refused delivery or on the date that the notice is returned to sender due to the inability of the postal authorities to deliver. Notices shall be mailed to the address hereinabove set forth or such other address as either party may hereafter designate by notice to the other.

      21.4 Attorneys' Fees. If either party hereto be made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in any such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall receive from the other party all costs and reasonable attorneys' fees incurred by such party in such litigation.

      21.5 Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act (other than Tenant's obligation to make payments of Fixed Rent and other charges required hereunder), by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period for the delay and the period of the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

      21.6 Estoppel Certificates. At any time and from time to time upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a certificate certifying that:

            (a) the Lease is in full force and effect;

Lease or any modification or amendment thereof or extensions or renewals thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Landlord's interest. Landlord shall be liable under this Lease only while owner of the Premises.

            (b) Notwithstanding anything herein contained to the contrary, if Landlord shall at any time be in default of its obligations hereunder, Tenant shall not exercise any of its remedies for such default unless Tenant shall have given Landlord written notice thereof (but Landlord shall not be deemed in default if such default cannot reasonably be cured in thirty [30] days and Landlord commences to remedy such default within said thirty [30] day period and proceeds therewith with due diligence until completion); provided, however, if Landlord's default has created an emergency situation requiring immediate corrective action to protect property or persons from damage or injury, Tenant shall be permitted to take reasonable corrective action at Landlord's expense prior to such notice provided Tenant has used its best efforts to give Landlord verbal notice and Landlord has not promptly responded.

            (c) If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed or if Landlord shall be liable to Tenant in any way arising out of this Lease, or pursuant to statute, law, ordinance or regulation, or under the common law, and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Premises. If Landlord is an individual, a trustee of a trust or a partnership, Landlord's obligations hereunder shall not be binding upon, nor shall there be any personal liability by, Landlord individually, the trustees of said trust, the beneficiaries of said trust, the partnership, or the partners of the partnership.

      21.12 Memorandum of Lease. This Lease shall not be recorded; however, Landlord and Tenant shall, upon the request of either, execute and deliver a Memorandum of Lease setting forth such information as may be necessary to constitute a "short form lease", which the party requesting the recording, at its sole expense, cause to be recorded in the County Recorder's Office having jurisdiction over the Premises within thirty (30) days after the execution of said Memorandum of Lease.

      21.13 Brokers. Landlord and Tenant represent and warrant that they have not dealt with any real estate broker in connection with this Lease other than Thomas M. West of Colliers International whose commission shall be paid by Landlord. Commission equal to two (2%) percent of base total rent payable to Landlord during initial five (5) year lease term such commission to be paid for the intial two year lease term by Oct. 30, 1998 and, provided Tenant excluding the first 4 months of the lease has not exercised any right to cancel, for the balance by August 30, 2001.

      Except as aforesaid, Landlord and Tenant agree to indemnify and hold each other harmless from all liabilities arising from any claim resulting from their having dealt with any broker in connection with this Lease.

      STATE OF OHIO      )
                         ) SS.
      COUNTY OF CUYAHOGA )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named TechPark Limited Partnership, an Ohio limited partnership, by TechPark Development, its general partner, by IJC TechPark Corporation, its general partner, by Kerry Chelm, its President, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said partnership and his free act and deed personally and as such partner.

      IN WITNESS WHEREOF, I have hereunto set my hand, this 29 day of October ___, 1998.

                                        /s/ Nancy Lynn Cook
                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        NANCY LYNN COOK
                                        NOTARY PUBLIC, STATE OF OHIO
                                        Recorded in Cuyahoga County
                                        My Comm. Expires May 7, 2003

                            CORPORATE ACKNOWLEDGMENT

       STATE OF FLORIDA       )
                              ) SS.
       COUNTY OF PINELLAS     )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared Dynacs Engineering Company, Inc., a Florida corporation, by Javier Benavente, its ___ General Manager who acknowledged that [he/she] did sign the foregoing instrument and that the same is the free act and deed of said Corporation and [his/her] free act and deed personally and as such General Manager.

      IN WITNESS WHEREOF, I have hereunto set my hand, this 22nd day of October __, 1998.

                                        /s/ Judy Ann Hess
                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        ----------------------------------------

                                        JUDY ANN HESS
                                        Notary Public - State of Florida
                                        My Commission Expires Jul 15, 2001
                                        Commission # CC663744

                                        ----------------------------------------


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                              BASEMENT FLOOR PLAN
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                                SECOND FLOOR PLAN